                        AMERICA WEST HOLDINGS CORPORATION
                   Computation of Net Income Per Common Share
                     (in thousands except per share amount)         Exhibit 11.1


                                               Three Months Ended                  Nine Months Ended
                                                  September 30,                      September 30,
                                         ----------------------------      ---------------------------------
                                             1997            1996              1997                 1996
                                         -----------     ------------      ------------         ------------
Primary Earnings Per Share:

Computation for statements of
  income:

  Income (loss) before extraordinary
    items ............................   $    17,922     $    (45,707)     $     54,884         $     (2,458)
  Extraordinary item .................          --               --                --                 (1,105)
                                         -----------     ------------      ------------         ------------

  Net income (loss) applicable to
    common stock .....................   $    17,922     $    (45,707)     $     54,884         $     (3,563)
                                         ===========     ============      ============         ============

  Weighted average number of common
    shares outstanding ...............    44,554,499       44,380,574        44,504,536           45,065,247
Assumed exercise of stock options
  and warrants (a) ...................          --               --                --                   --
                                         -----------     ------------      ------------         ------------

  Weighted average number of common
    shares outstanding as adjusted ...    44,554,499       44,380,574        44,504,536           45,065,247
                                         ===========     ============      ============         ============

Primary earnings (loss) per common
  share:
  Income (loss) before extraordinary
    item .............................   $       0.40    $      (1.03)     $       1.23         $      (0.05)
  Extraordinary item .................          --               --                --                  (0.03)
                                         -----------     ------------      ------------         ------------

  Net income (loss) ..................   $       0.40    $      (1.03)     $       1.23         $      (0.08)
                                         ===========     ============      ============         ============

  Income (loss) before extraordinary
    item .............................   $    17,922     $    (45,707)     $     54,884         $     (2,458)
  Adjustment for interest on debt
    reduction, net of taxes ..........           301              176               301                  176
                                         -----------     ------------      ------------         ------------
  Income (loss) before extraordinary
    item .............................   $    18,223     $    (45,531)     $     55,185         $     (2,282)
                                         -----------     ------------      ------------         ------------
  Extraordinary item .................          --               --                --                 (1,105)
                                         -----------     ------------      ------------         ------------
  Net income (loss) applicable to
    common stock .....................   $    18,223     $    (45,531)     $     55,185         $     (3,387)
                                         ===========     ============      ============         ============

  Weighted average number of common
    shares outstanding ...............    44,554,499       44,380,574        44,504,536           45,065,247
  Assumed exercise of stock options
    and warrants (a) .................       812,867        1,737,504         1,125,750            3,287,773
                                         -----------     ------------      ------------         ------------

  Weighted average number of common
    shares outstanding as adjusted ...    45,367,366       46,118,078        45,630,286           48,353,020
                                         ===========     ============      ============         ============

Primary earnings (loss) per common
  share:
  Income (loss) before extraordinary
    item .............................   $      0.40     $      (0.99)     $       1.21         $      (0.05)
  Extraordinary item .................          --               --                --                  (0.02)
                                         -----------     ------------      ------------         ------------

  Net income (loss) ..................   $      0.40(b)  $      (0.99)(c)  $       1.21(b)      $      (0.07)(c)
                                         ===========     ============      ============         ============


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
                        AMERICA WEST HOLDINGS CORPORATION
                   Computation of Net Income Per Common Share
                     (in thousands except per share amount)         Exhibit 11.1

                                                           Three Months Ended                      Nine Months Ended
                                                              September 30,                          September 30,
                                                    -------------------------------         -------------------------------
                                                        1997               1996                 1997               1996
                                                    -----------        ------------         -----------        ------------
Fully Diluted Earnings Per Share:
Computation for Statements of
  Operations:

  Income (loss) before extraordinary
    item .......................................    $    17,922        $    (45,707)        $    54,884        $     (2,458)
  Extraordinary item ...........................           --                  --                  --                (1,105)
  Adjustment for interest on debt
    reduction, net of taxes ....................           --                  --                  --                  --
                                                    -----------        ------------         -----------        ------------
  Net income (loss) applicable to
    common stock ...............................    $    17,922        $    (45,707)        $    54,884        $     (3,563)
                                                    ===========        ============         ===========        ============

  Weighted average number of common
    shares outstanding .........................     44,554,499          44,380,574          44,504,536          45,065,247
  Assumed exercise of stock options
    and warrants (a) ...........................           --                  --                  --                  --
                                                    -----------        ------------         -----------        ------------
  Weighted average number of common
    shares outstanding as adjusted .............     44,554,499          44,380,574          44,504,536          45,065,247
                                                    ===========        ============         ===========        ============

Fully diluted earnings (loss) per common share:
  Income (loss) before extraordinary
    item .......................................    $      0.40        $      (1.03)        $      1.23        $      (0.05)
  Extraordinary item ...........................           --                  --                  --                 (0.03)
                                                    -----------        ------------         -----------        ------------
  Net income (loss) ............................    $      0.40        $      (1.03)        $      1.23        $      (0.08)
                                                    ===========        ============         ===========        ============

  Income (loss) before extraordinary
    item .......................................    $    17,922        $    (45,707)        $    54,884        $     (2,458)
  Adjustment for interest on debt
    reduction, net of taxes ....................           --                   837                --                   837
                                                    -----------        ------------         -----------        ------------
  Income (loss) before extraordinary
    item .......................................         17,922             (44,870)             54,884              (1,621)
  Extraordinary item ...........................           --                  --                  --                (1,105)
                                                    -----------        ------------         -----------        ------------
  Net income (loss) applicable to
    common stock ...............................         17,922             (44,870)             54,884              (2,726)
                                                    ===========        ============         ===========        ============

  Weighted average number of common
    shares outstanding .........................     44,554,499          44,380,574          44,504,536          45,065,247
  Assumed exercise of stock options
    and warrants (a) ...........................        920,321           1,737,504           1,248,094           3,700,083
                                                    -----------        ------------         -----------        ------------
  Weighted average number of common
    shares outstanding as adjusted .............     45,474,820          46,118,078          45,752,630          48,765,330
                                                    ===========        ============         ===========        ============
Fully diluted earnings (loss) per
  common share:
  Income (loss) before extraordinary
    item .......................................    $      0.39        $      (0.97)        $      1.20        $      (0.03)
  Extraordinary item ...........................           --                  --                  --                 (0.02)
                                                    -----------        ------------         -----------        ------------
  Net income (loss) ............................    $      0.39(b)     $      (0.97)(c)     $      1.20(b)     $      (0.05)(c)
                                                    ===========        ============         ===========        ============


(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b) The calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3 percent.

(c) The calculation is submitted in accordance in Regulation S-K, Item 601(b)(ii) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.


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